Exhibit 99.1
China New Media Corporation Announces New Trading Symbol ‘CMDI’

DALIAN, China, Dec. 28, 2009 – (GLOBE NEWSWIRE) – China New Media Corporation (OTCBB: CMDI), a fast-growing advertising company operating the largest outdoor media network in Dalian, China, announced today that it has received a new trading symbol, “CMDI,” and will commence trading on the OTC Bulletin Board on December 28, 2009.

Earlier this month the company, formerly known as Dalian Vastitude Media Group Co., Ltd. (“V-Media”) announced that it had gone public through a reverse merger with Golden Key International, Inc. and had changed its name to China New Media Corp. (the “Company”) in conjunction with the merger.

James Wang, chief executive officer of China New Media, commented:  “This is an important step in our evolution to becoming the leader in China’s vast outdoor advertising market. Over the past nine years, our team has worked diligently to establish a top-tier, multinational client base and to create the most extensive outdoor media network in Dalian. We are now working to expand our network into other populous cities of Northeastern China, and we believe our proprietary, web-based advertising display platform, City Navigator, has the potential to revolutionize the urban viewing experience. We expect to maintain a minimum 35% annual growth rate in the next five years.”

In the fiscal year ended June 30, 2009, the company generated RMB 57.5 million (USD 8.4 million) in revenue and RMB 19.3 million (USD 2.8 million) of net profit, which represent over 58% and 272% increases over the fiscal year 2008 results, respectively.

China has become the second largest outdoor advertising market in the world, according to research by the Outdoor Advertising Association of America. China’s overall advertising spending has kept double-digit annual growth in the last decade rising from $6.5 billion (RMB 53.8 billion) in 1998 to $20.32 billion (RMB 138.79 billion) in 2008, according to ZenithOptimedia.

For more information about China New Media, please see the Form 8-K of Golden Key International, Inc. filed with the Securities and Exchange Commission on December 9, 2009 and Form 8-K/A filed on December 14, 2009 (File No. 000-53027).

About China New Media Corp.

Founded in September 2000, China New Media is headquartered in Dalian, the commercial center of Northeastern China. The company owns and operates the region’s largest outdoor media network encompassing over 600 bus shelters furnished with billboards and displays; 130 taxi stops with displays; and 13 large-size billboards, including 3 large-size LED displays at major traffic conjunctions. The company also furnishes more than 400 buses with advertising posters and 28 metro-trains throughout Dalian Metro Lines. China New Media provides comprehensive adverting services from art design to ad publishing, from daily maintenance to technical upgrading. It possesses more than 40 filed patents. Launched in Dalian in 2009, China New Media’s proprietary LED multimedia display network, City Navigator®, is the country’s first web-based outdoor advertising network.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements", including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104

Or, Jon Cunningham
RedChip Companies, Inc.
1-800-733-2447, Ext. 107
info@redchip.com
http://www.redchip.com

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SOURCE:  China New Media Corp.